EXHIBIT "B"

                               ADVISORY AGREEMENT


         THIS ADVISORY AGREEMENT ( the "Agreement") is made this 18th day of July 1998, by and between NuVen Advisors, Inc., a Nevada corporation ("Advisor") and Flexweight Corporation, a Kansas corporation (the "Company").

         WHEREAS, Advisor and Advisors's Personnel (as defined below) have experience in evaluating and effecting mergers and acquisitions, supervising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

         WHEREAS, the Company desires to retain Advisor to advise and assist the Company in its development on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.       Engagement

         The Company hereby retains Advisor, retroactive to April 1, 1998, the date Advisor first began providing the services ( the "Effective Date") and continuing until termination, as provided herein, to assist the Company in it's effecting the purchase of businesses and assets relative to its business and growth strategy (the "Services"). The Services are to be provided on a "best efforts" basis directly and through Advisor's officers or others employed or retained and under the direction of Advisor ("Advisor's Personnel"); provided, however, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have.


2.       Term

         This Agreement shall have an initial term of one (1) year (the "Primary Term"), commencing with the Effective Date. At the conclusion of the Primary Term this Agreement will automatically be extended on an annual basis ( the "Extension Period") unless Advisor of the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the ind of the Primary Term or any subsequent Extension Period.


3.       Time and Effort of Advisor

         Advisor shall allocate time and Advisors Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor's monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor's Personnel shall be liable to the Company or any of its any shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in any subsequent Business Opportunity (as defined herein) undertaken by the Company as a result of advice provided by Advisor or Advisors's Personnel.


4.       Compensation

         The Company agrees to pay Advisor a fee for the Services ("Initial Fee") by way of the issuance by the company of Forty Thousand (40,000) shares of the Company's common stock following the Company's closing on the purchase of the initial Business Opportunity ( as defined below), and a monthly fee ("Advisory Fee") equal to Three Thousand Dollars ($3,000), payable monthly in cash or shares of the Company's stock, at the Company's election.

         As incentive to execute this Agreement, the Company hereby grants to Advisor an option to purchase Three Hundred Fifty Thousand (350,000) shares of the Company's common stock ("Option Shares") exercisable at a price of $6.00 per share, which is approximately 110% of the 10-day moving average closing bid price for such shares at July 15, 1998. Advisory's tight to purchase such Option Shares shall be governed by the terms and conditions of the Option Agreement attached hereto as Exhibit "A" and incorporated herein by reference ( the "Option"). The right of Advisor to exercise such Option will vest to Advisor upon execution hereof


5.       Other Services

         If, following the Closing by the Company of the first Business Opportunity, the Company enters into a merger or exchange securities with, or purchases the assets or enters into a joint venture with , or makes an investment in a company introduced by Advisor ( a "Business Opportunity"), the Company agree's to pay Advisor a fee equal to five percent ( 5%) of the value of each Business Opportunity introduced by Advisor and acquired of otherwise participated in by the Company (collectively referred to herein, in each instance, as the "Transaction Fee"), which shall be payable immediately following the closing of each such transaction, in cash or in shares of the Company's common stock.

         The Company and Advisor acknowledges that in the event Advisor, as a result of this agreement, receives shares of the Company's common stock it may be considered an affiliate subject to Section 16(b) of the Securities Exchange Act of 1934 (the "34 Act"). In this regard the Company and Advisor agree , that for the purposes of any "profit" computation under Section 16(b) of the '34 Act, the price paid for such shares is equal to the Initial Fee, the Advisory Fee or the Transaction Fee, as the case may be.


6.       Registration of Shares

         No later than ten (10) days following the date hereof as to share issued to satisfy the Advisory Fee ( if paid in shares), the Option Shares, and as to an event giving use to the Company's obligation to pay a Transaction Fee, such shares shall be registered by the Company with the Securities and Exchange Commission under a Form S-8 or other applicable registration statement to be remain effective until the earlier of the first anniversary of the issuance of the most recently issued shares, or the sale of all such shares by Advisor, whichever is the earlier date. At Advisor's election, such shares may be issued prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "'33 Act"), Regulation D of the "33 Act, and applicable state securities laws. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein. Failing to register such share, or maintain the effectiveness of the applicable registration statement, the Company shall satisfy any Initial Fee, Transaction Fee of Advisory Fee in cash within ten (10) days of receipt of Advisor's statement setting out the amount and type of fee then due and payable.

7.       Costs and Expenses

         All third party and out-of-pocket expenses incurred by Advisor in the performance of the Services shall be paid by the Company, or Advisor shall be reimbursed if paid by Advisor on behalf of the Company, within ten (10) days of receipt of written notice by Consultant, provided that the Company must approve in advance all such expenses in excess of $500 per month.

8.       Place of Services

         The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9.       Independent Contractor

         Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor's Personnel and the Company. Neither Advisor nor Advisor's Personnel are authorized to enter into any agreements on behalf of the Company. The Company expressly retains the right to approve, in its sole discretion, each Asset Opportunity or Business Opportunity introduced by Advisor, and to make all final decisions with respect to effecting a transaction on any Business Opportunity.

10.      Rejected Asset Opportunity or Business Opportunity

         If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, participate or invest in any Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense the Company may have incurred reviewing such transaction, such Business Opportunity shall revert back to and become proprietary to Advisor, and Advisor shall be entitled to acquire or broker the sale or investment in such rejected Business Opportunity for its own account, or submit such assets or Business Opportunity elsewhere. In such event, Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any such rejected Business Opportunity, or the Company's subsequent purchase or financing with such Business Opportunity in circumvention of Advisor

11.      No Agency Express or Implied

         This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

12.      Termination

         The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty
         (30) days written notice under the following conditions:

         (A)      By the Company.

                  (i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the
                           Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor's Personnel; or,

                  (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or,

         (B)      By Advisor.

                  (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

                  (ii) If the Company ceases business or, other than in the Initial Merger, sells a controlling interest to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

                  (iii) If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of, including but not limited to the obligation to pay the Initial Fee, the Transaction fee, or the Advisory Fee; or,

                  (iv) If the Company institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

                  (v) If any of the disclosures made herein or subsequent hereto by the Company to Consultant are determined to be materially false or misleading.

         In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expenses, Advisory Fee and Transaction Fee accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fee, if any, and the balance of the Advisory Fee for the remainder of the unexpired portion of the applicable term

         (Primary Term or Extension Period) of the Agreement.


13.      Indemnification

         Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14.      Remedies

         Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

15.      Miscellaneous

         (A) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

         (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.

         (C) Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

         (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

         (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

                  (i)      In the case of the Company:

                           Flexweight Corporation
                           915 North Wells
                           Wendover, NV  89803
                           Telephone:       (702) 664-3919
                           Facsimile:       (702) 664-2331
                           With copy to:

                           Hudson Consulting Group.
                           268 West  400 South
                           Salt Lake City, Utah  84101
                           Telephone:       (801) 575-8073
                           Telefax:         (801) 575-8092

                  (ii)     In the case of Advisor:
                           NuVen Advisors, Inc.
                           6337 So. Highland Drive, Suite 319
                           Salt Lake City, Utah  84121
                           Telephone:       (801) 277-8755
                           Telefax:         (801) 277-8755
                           With copy to:

                           Richard O. Weed
                           Archer & Weed
                           4695 MacArthur Court, Suite #530
                           Newport Beach, CA 92660
                           Telephone:       (714) 833-5363
                           Telefax:         (714) 833-5384

                  or to such other person or address designated in writing by the Company or Advisor to receive notice.

         (G)      Headings.   The  section  and  subsection   headings  in  this
                  Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (H) Governing Law. This Agreement was negotiated and is being contracted for in Nevada, and shall be governed by the laws of the State of Nevada, and United States of America, notwithstanding any conflict-of-law provision to the contrary.

         (I) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

         (J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understan dings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

         (K) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

         (L) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

         (M) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.


                              "Advisor"
                              NuVen Advisors, Inc.
                              a Nevada corporation



                              By:/s/ Richard Surber
                                 ------------------
                              Name: Richard Surber
                              Title:   President

                              The "Company"
                              Flexweight Corporation
                              a Kansas corporation

                              By:/s/ Walter G. Sanders
                                 ---------------------
                              Name: Walter Sanders
                              Title: President